As filed with the Securities and                Registration No._________
Exchange Commission on February 21, 1997
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                            SECURITIES ACT OF 1933
                            ----------------------

                               FLUOR CORPORATION
            (Exact name of registrant as specified in its charter)

            Delaware                         95-0740960
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)         Identification No.)

         3353 Michelson Drive
          Irvine, California                      92698
(Address of principal executive office)         (Zip Code)

                        1988 FLUOR EXECUTIVE STOCK PLAN
                           (Full title of the plan)

                LAWRENCE N. FISHER, Senior Vice President, Law
                                 and Secretary
                             3353 Michelson Drive
                            Irvine California 92698
                    (Name and address of agent for service)

                                (714) 975-6995
         (Telephone number, including area code, of agent for service)

                          --------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================
                                       Proposed         Proposed
Title of each class      Amount        Maximum          Maximum        Amount of
 of securities to        to be      Offering Price     Aggregate      Registration
  be registered        registered     Per Share*     Offering Price       Fee
----------------------------------------------------------------------------------
Common Stock           2,500,000    $64.3125         $160,781,250     $48,721.59
==================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices on February 19, 1997.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     Information for this Item is included in documents distributed to participants.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Information for this Item is included in documents distributed to participants.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by Fluor Corporation (hereinafter, the "Company" or the "Registrant") with the Commission, as noted below, are incorporated by reference into this Registration Statement:

     (1) The Annual Report of the Company on Form 10-K for the fiscal year ended October 31, 1996; and

     (2) The description of the Company's Common Stock contained in a registration statement filed by the Company under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. Article Nineteen of the Company's Restated Certificate of Incorporation provides that the officers and directors of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as amended from time to time (the "GCL"). Section 145 of the GCL provides that a Delaware corporation has the power to indemnify officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer has no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any obligation, issue or matter as to which such director or officer has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that (i) to the extent that a director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Article Nineteen of the Company's Restated Certificate of Incorporation provides that the indemnification provided for thereunder shall be a contract right which shall include the right to be paid expenses incurred in defending any proceeding in advance of its final disposition subject to any undertakings required under the GCL. Subsection (e) of Section 145 requires an undertaking to repay any such amount advanced if the director or officer receiving such amount is ultimately determined not to be entitled to indemnification.

     Article Nineteen limits indemnification of any officer or director with respect to actions initiated by such person to those actions where such indemnification is approved by the Company's Board of Directors.

     Indemnification provided for by Section 145 and Article Nineteen is not to be deemed exclusive of any other rights to which the indemnified party may be entitled. Both Section 145 and Article Nineteen permit the Company to maintain insurance on behalf of a director or officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liabilities under Section 145.

     Article Nineteen provides that any director or officer claiming rights to indemnification thereunder may bring suit if such indemnification is not paid within thirty days. Article Nineteen further provides that the Company bears the burden of proving that the claimant has not met the standards of conduct required for indemnification under the GCL if the Company elects to defend any such action.

     Article Eighteen of the Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted under the GCL, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     4.1 Restated Certificate of Incorporation of the Company, as in effect as of March 18, 1987 (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 333-18151) and incorporated herein by reference)

     4.2  Bylaws of the Company, as amended effective January 28, 1997 (filed as
          Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended October 31, 1996, and incorporated herein by reference)

     4.3 1988 Fluor Executive Stock Plan, as amended and restated effective December 6, 1994 (filed as Exhibit 10.13 to the Company's Form 10-K for the fiscal year ended October 31, 1995, and incorporated herein by reference)

     5 Opinion of Lawrence N. Fisher as to legality of common stock registered hereby.

     23   Consent of Independent Auditors - Ernst & Young LLP

     24 Manually signed Powers of Attorney executed by certain Fluor directors and officers.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during the period in which offers or sales are being made, a post effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

     (2) That for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine and State of California on the 20th day of February, 1997.

                                    FLUOR CORPORATION



                                    By: /s/ LAWRENCE N. FISHER
                                       --------------------------------
                                       Lawrence N. Fisher
                                       Senior Vice President - Law and
                                       Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that the best of their knowledge and belief the issuer meets all the requirements for filing on Form S-8.


Signature                                     Title                     Date
---------                                     -----                     ----
PRINCIPAL EXECUTIVE OFFICER AND DIRECTOR:

    *                                         Director, Chairman of     February 20, 1997
-----------------------------------------     the Board and Chief
L. G. McCraw                                  Executive Officer


PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

    *                                         Vice President and        February 20, 1997
------------------------------------------    Chief Financial Offcier
J. M. Conaway

OTHER DIRECTORS:

    *                                         Director                  February 20, 1997
------------------------------------------
D. L. Blankenship




    *                         Director                  February 20, 1997
-------------------------
C. A. Campbell, Jr.


    *
                              Director                  February 20, 1997
-------------------------
H. K. Coble


    *                         Director                  February 20, 1997
-------------------------

P. J. Fluor


    *                         Director                  February 20, 1997
-------------------------

D. P. Gardner



                              Director
-------------------------
T. L. Gossage


    *                         Director                  February 20, 1997
-------------------------

W. R. Grant


    *                         Director                  February 20, 1997
-------------------------

B. R. Inman


    *                         Director                  February 20, 1997
-------------------------

R. V. Lindsay


    *                         Director                  February 20, 1997
-------------------------

V. S. Martinez


    *                         Director                  February 20, 1997
-------------------------

B. Mickel



    *                        Director                  February 20, 1997
-------------------------
M. R. Seger



* By:  /s/ ROBERT R. DRYDEN
     -----------------------------
     R. R. Dryden
     Attorney-in-Fact